UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 21, 2005 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

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NEWS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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Delaware	000-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE}

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On March 21, 2005, News Corporation announced that it successfully completed its previously announced exchange offer for Fox Entertainment Group, Inc.‘s (“Fox”) Class A common stock that News Corporation did not already own.

The exchange agent for the offer has advised News Corporation that a total of 414,889,385 shares of Fox Class A common stock have been tendered in the exchange offer (including shares subject to guarantees of delivery), which expired at 12:00 Midnight, New York City time, on March 18, 2005, and that all such shares have been accepted for exchange. After giving effect to the acquisition of shares tendered (including shares subject to guarantees of delivery), and taking into account shares already owned by News Corporation or its subsidiaries, News Corporation indirectly owns approximately 98.8% of the outstanding equity of Fox.

News Corporation expects to complete a short-form merger of Fox Acquisition Corp, a wholly owned subsidiary of News Corporation, with Fox shortly. In this merger, each remaining share of Fox Class A common stock, other than those owned by News Corporation or its subsidiaries, will be converted into 2.04 shares of News Corporation Class A common stock, subject to the rights of Fox’s remaining stockholders to seek appraisal under Delaware law.

A copy of the press release announcing the completion of the exchange offer is attached hereto as exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description

99.1	Press release of News Corporation dated March 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Lawrence A. Jacobs

Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and Group General Counsel

Dated: March 21, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of News Corporation dated March 21, 2005